UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 23, 2016

Date of Report (Date of earliest event reported)

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 23, 2016, Yahoo! Inc. (“Yahoo”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Verizon Communications Inc. (“Verizon”), pursuant to which Yahoo has agreed to sell, and Verizon has agreed to purchase (the “Sale”), all of the outstanding shares of Yahoo Holdings, Inc., a newly formed wholly-owned subsidiary of Yahoo (“Yahoo Holdings”), which, immediately prior to the consummation of the Sale (the “Closing”), will own the Operating Business (as defined below) of Yahoo. The consideration to be paid by Verizon to Yahoo in connection with the Sale is $4,825,800,000 in cash, subject to certain adjustments as provided in the Purchase Agreement.

Concurrently with the execution of the Purchase Agreement, Yahoo entered into a Reorganization Agreement (the “Reorganization Agreement” and, together with the Purchase Agreement, the “Transaction Agreements”) with Yahoo Holdings, pursuant to which Yahoo will, prior to the consummation of the Sale, transfer all of its assets and liabilities relating to the operating business of Yahoo (the “Operating Business”), other than specific excluded assets and retained liabilities, to Yahoo Holdings (the “Reorganization” and, together with the Sale, the “Transactions”). Verizon will also receive for its benefit and that of its current and certain future affiliates, a non-exclusive, worldwide, perpetual, royalty-free license (the “Excalibur License”) to certain intellectual property not core to the Operating Business held by Excalibur IP, LLC, a wholly-owned subsidiary of Yahoo, that is not being transferred to Yahoo Holdings with the Operating Business.

The excluded assets include cash and marketable securities as of the Closing, Yahoo’s equity interests in Alibaba Group Holdings Limited, Yahoo Japan Corporation, certain other minority equity investments, and all of the equity in Excalibur IP, LLC. The retained liabilities will include Yahoo’s 0.00% Convertible Senior Notes due 2018. Following the Closing, the excluded assets and retained liabilities will remain in Yahoo (referred to as “Remaining Yahoo”) which will be renamed and will become an independent, publicly traded management investment company registered under the Investment Company Act of 1940.

Closing Conditions

The Closing is subject to certain conditions, including, among others, (i) the approval of the Transactions by Yahoo’s stockholders (the “Stockholder Approval”), (ii) antitrust approvals in certain jurisdictions, including the expiration or early termination of the waiting period applicable to the consummation of the Sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the accuracy of the representations and warranties of the parties, and compliance by the parties with their respective obligations under the Purchase Agreement, (iv) the closing of the Reorganization, (v) the Excalibur License remaining in full force and effect and (vi) the absence of any law or order restraining, enjoining or otherwise prohibiting the consummation of the Sale.

Termination

The Purchase Agreement may be terminated by Yahoo or Verizon in certain circumstances, including, subject to certain exceptions, if the consummation of the Sale has not occurred by April 24, 2017 (the “Outside Date”). The Outside Date may be extended in connection with a delay in the clearance of a proxy statement by the U.S. Securities and Exchange Commission (the “SEC”) or in obtaining antitrust approvals.

If the Purchase Agreement is terminated, Yahoo may be required to pay Verizon a termination fee of $144,774,000 in certain circumstances, including if Yahoo terminates the Purchase Agreement to enter into a superior proposal satisfying certain requirements, Verizon terminates the Purchase Agreement because the Board of Directors of Yahoo has made an adverse recommendation change, or following the termination of the Purchase Agreement for reasons specified in the Purchase Agreement and within 12 months Yahoo consummates or enters into a definitive agreement for a competing proposal for more than 50 percent of Yahoo’s stock or consolidated assets (without taking into account any excluded assets). In addition, if the Purchase Agreement is terminated by Verizon due to a breach by Yahoo of the Purchase Agreement that would cause a failure of the conditions to the Closing to be satisfied (and such breach is not timely cured), Yahoo is required to reimburse Verizon’s expenses in an amount up to $15,000,000 (which is creditable toward the termination fee). The Reorganization Agreement automatically terminates upon termination of the Purchase Agreement.

Treatment of Equity Awards

Under the terms of the Purchase Agreement, each Yahoo stock option outstanding immediately prior to the Closing will, if not already vested, become fully vested as of the Closing and will remain outstanding in accordance with its terms, and Yahoo will retain all liabilities and obligations with respect to such outstanding stock options. For employees who transfer to Verizon at the Closing, such options will generally be required to be exercised within 90 days and will be exercisable for the stock of Remaining Yahoo. Each holder of a restricted stock unit (an “RSU”) of Yahoo that is outstanding immediately prior to the Closing generally will receive in substitution therefor a cash-settled Verizon RSU award, and will be subject to the same vesting and other terms and conditions as the Yahoo RSUs.

Representations and Warranties; Covenants; Taxes

Each of Yahoo and Verizon has made customary representations and warranties and covenants in the Purchase Agreement. Yahoo has further agreed not to solicit alternative transactions and, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Pursuant to the terms of the Transaction Agreements, Verizon will generally assume both pre- and post-Closing taxes of the Operating Business and former operations of Yahoo and its affiliates. Yahoo will generally bear income and transfer taxes resulting from the Transactions.

Additional Information

The Transaction Agreements are attached as Exhibits to this Current Report on Form 8-K to provide stockholders with information regarding their terms. They are not intended to provide any other factual information about Yahoo. The Transaction Agreements contain representations and warranties by each of the parties to the Transaction Agreements. These representations and warranties were made solely for the benefit of the other party to each such Transaction Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Transaction Agreements by confidential disclosure schedules that were delivered to the other party thereto in connection with the signing of the Transaction Agreements, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Transaction Agreements, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iv) were made only as of the date of the applicable Transaction Agreement or such other date or dates as may be specified in such Transaction Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in public disclosures by Yahoo or Verizon. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Yahoo or Verizon.

The foregoing summaries of the Purchase Agreement and the Reorganization Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and the Reorganization Agreement, respectively, copies of which are attached to this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On July 25, 2016, Yahoo and Verizon issued a joint press release announcing the execution of the Transaction Agreements. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Stock Purchase Agreement, dated July 23, 2016, by and between Yahoo! Inc. and Verizon Communications Inc.

2.2**	Reorganization Agreement, dated July 23, 2016, by and between Yahoo! Inc. and Yahoo Holdings, Inc.

99.1	Joint Press Release of Yahoo! Inc. and Verizon Communications Inc., issued on July 25, 2016.

*	Certain schedules and attachments referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the SEC upon request.

**	Certain schedules and attachments referenced in the Reorganization Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the SEC upon request.

Forward-Looking Statements.

This communication contains forward-looking statements concerning the proposed Transactions. Potential risks and uncertainties include, among others: (i) the inability to consummate the Transactions in a timely manner or at all, due to the inability to obtain or delays in obtaining the Stockholder Approval, necessary regulatory approvals for the Transactions or satisfaction of other conditions to the Closing; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Agreements; (iii) the potential adverse effect on Yahoo’s partner, advertiser, vendor and customer relationships, operating results and business generally resulting from the announcement of the Transactions; (iv) the implementation of the Transactions which will require significant time, attention and resources of Yahoo’s senior management and others within Yahoo, potentially diverting their attention from other aspects of Yahoo’s business; (v) risks related to Yahoo’s ability to retain or recruit key talent; (vi) the costs, fees, expenses and charges related to or triggered by the Transactions; (vii) potential adverse effects on Yahoo’s business, properties or operations caused by Yahoo implementing the Transactions; and (viii) the initiation or outcome of any legal proceedings or regulatory proceedings that may be instituted against Yahoo relating to the Transactions.

More information about other potential factors that could affect Yahoo’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are on file with the SEC and available on the SEC’s website at www.sec.gov. All information set forth in this communication is as of July 25, 2016. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

Important Additional Information and Where to Find It.

Yahoo will be filing with the SEC a proxy statement regarding the proposed Transactions, including the Sale, the definitive version of which will be sent or provided to Yahoo stockholders. BEFORE MAKING ANY VOTING DECISION, YAHOO’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ YAHOO’S PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and stockholders will be able to obtain (when available) a free copy of Yahoo’s proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo with the SEC (when available) in connection with the proposed Transactions for no charge at the SEC’s website at www.sec.gov, on the Investor Relations page of Yahoo’s website investor.yahoo.net or by writing to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

Yahoo and its directors and executive officers may be deemed participants in the solicitation of proxies from its investors and stockholders in connection with the proposed Transactions, including the Sale. Information concerning the ownership of Yahoo securities by Yahoo’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Yahoo’s annual report on Form 10-K for the year ended December 31, 2015, as amended, and Yahoo’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 23, 2016. Information regarding Yahoo’s directors, executive officers and other persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed Transactions, including their respective interests by security holdings or otherwise, also will be set forth in the definitive proxy statement relating to the proposed Transactions when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

By:	/s/ Ronald S. Bell
Ronald S. Bell
General Counsel and Secretary

Date: July 25, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Stock Purchase Agreement, dated July 23, 2016, by and between Yahoo! Inc. and Verizon Communications Inc.

2.2**	Reorganization Agreement, dated July 23, 2016, by and between Yahoo! Inc. and Yahoo Holdings, Inc.

99.1	Joint Press Release of Yahoo! Inc. and Verizon Communications Inc., issued on July 25, 2016.

*	Certain schedules and attachments referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the SEC upon request.
**	Certain schedules and attachments referenced in the Reorganization Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the SEC upon request.